PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RECORD RESULTS FOR THE
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013

2013 ORGANIC REVENUE GROWTH OF 8.3%, EBITDA GROWTH OF 33.1%

AND 260 BASIS POINTS OF MARGIN IMPROVEMENT, AND FREE CASH FLOW

GROWTH OF 82.0%

QUARTERLY DIVIDEND INCREASED 12.5% FROM $0.16 TO $0.18 PER SHARE,

UNDERSCORING CONTINUED STRONG FREE CASH FLOW GENERATION

FULL YEAR HIGHLIGHTS:

•	Revenue increased to $1.15 billion from $1.06 billion, an increase of 8.1%
•	Organic revenue increased 8.3%
•	EBITDA increased to $159.4 million from $119.7 million, an increase of 33.1%
•	EBITDA margin increased 260 basis points to 13.9% from 11.3%
•	Free Cash Flow increased to $91.6 million from $50.3 million, an increase of 82.0%
•	Net New Business wins totaled $132.5 million
•	Reduced shares outstanding by 7% via the redemption of stock appreciation rights

FOURTH QUARTER HIGHLIGHTS:

•	Revenue increased to $307.1 million from $292.6 million, an increase of 4.9%
•	Organic revenue increased 5.0%
•	EBITDA increased to $44.6 million from $43.6 million, an increase of 2.2%
•	EBITDA margin decreased 40 basis points to 14.5% from 14.9%
•	Free Cash Flow increased to $25.8 million from $24.1 million, an increase of 7.2%
•	Net New Business wins totaled $25.0 million

NEW YORK, NY (February 20, 2014) – MDC Partners Inc. (NASDAQ: MDCA; TSX: MDZ.A) today announced financial results for the three and twelve months ended December 31, 2013.

Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners, said, “The fourth quarter capped another year of exceptionally strong performance for MDC Partners. After a year of reporting record metrics in 2012, in 2013 we again delivered industry leading organic revenue growth, strong EBITDA growth and operating leverage, and solid free cash flow growth. We significantly strengthened our balance sheet, reduced our borrowing costs, and improved our flexibility to use our capital to the benefit of our shareholders. We’ve been able to do this even as we increased our quarterly dividend by 93% over the course of the year and as we purchased 7% of shares outstanding during the fourth quarter. Across our portfolio, we continue to deliver successful, award-winning results for clients, which led to another exceptional new business year as net wins reached $133 million.”

“As we look ahead, our growth profile is as strong as it’s ever been. We have assembled the best talent in the industry and have added to our capabilities across multiple disciplines; we are building our international presence; we are seeing great contribution from our media services platform; and we are beginning to look at opportunistic acquisitions that will maximize our growth trajectory. Without accounting for acquisition, our unique business model over the long-term translates into 5-7% annual organic revenue growth, 50-100 basis points of margin expansion, and significant free cash flow generation. We believe that this makes for a very compelling investment.”

Guidance for 2014 is established as follows:

			Implied
	2013	2014	Year over Year
	Actuals	Guidance	Change
Revenue	$1.15 billion	$1.230 - $1.255 billion	+7.1% to +9.2%
EBITDA	$159.4 million	$177 - $181 million	+11.0% to +13.5%
Free Cash Flow	$91.6 million	$104 - $108 million	+13.6% to +18.0%

EBITDA Margin	13.9%	14.4%	+50 basis points

Consolidated revenue for the fourth quarter of 2013 was $307.1 million, an increase of 4.9% compared to $292.6 million in the fourth quarter of 2012. EBITDA for the fourth quarter of 2013 was $44.6 million, an increase of 2.2% compared to $43.6 million in the fourth quarter of 2012, excluding the previously announced contractual one-time $9.6 million incentive compensation charge. Net loss attributable to MDC Partners in the fourth quarter was ($94.3) million compared to a loss of ($24.5) million in the fourth quarter of 2012 attributable to the previously announced one-time stock-based compensation charge of $55.8 million which was related to the exercise of stock appreciation rights and a $30.5 million expense related to adjustments to deferred acquisition consideration. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the fourth quarter of 2013 was ($1.98) compared to a loss of ($0.50) per share in the same period of 2012. Free cash flow was $25.8 million in the fourth quarter of 2013, compared with $24.1 million in the fourth quarter of 2012.

For the twelve month period ended December 31, 2013, consolidated revenue was $1.15 billion, an increase of 8.1% compared to $1.06 billion in the twelve months ended December 31, 2012. EBITDA for the twelve months ended December 31, 2013 increased 33.1% to $159.4 million compared to $119.7 million in the same period of 2012, as the company realized 260 basis points of EBITDA margin expansion in 2013. Loss attributable to MDC Partners in the twelve months ended December 31, 2013 was ($148.9) million compared to a loss of ($85.4) million in 2012 as a result of $55.6 million of expenses related to the redemption of Notes in the Company’s refinancing during the first quarter, a one-time stock-based compensation charge of $78.0 million related to the exercise of stock appreciation rights, and a $35.9 million expense related to adjustments to deferred acquisition consideration, offset by the increase in EBITDA. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the twelve months ended December 31, 2013 was ($2.92) compared to a loss of ($1.71) per share in the same period of 2012.

David Doft, CFO of MDC Partners, said, “Our financial performance in 2013 has set the stage for what we believe will be another strong growth year in 2014. We expect revenue to increase 7.1% to 9.2%, EBITDA to increase 11.0% to 13.5%, and margin expansion of 50 basis points. With the capital efficiency of our financial model, free cash flow is expected to increase 13.6% to 18.0%. In addition, we expect to continue to improve our balance sheet and are tracking closer to our long-term target of below 2.5 times net debt-to-EBITDA. We are confident that we can meet or exceed these targets, and continue to drive value for shareholders.”

MDC Partners Announces $0.18 per Share Quarterly Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.18 per share on all of its outstanding Class A shares and Class B shares. The quarterly dividend represents a 12.5% increase from the prior dividend and will be payable on or about March 18, 2014, to shareholders of record at the close of business on March 4, 2014.

Conference Call

Management will host a conference call on Thursday, February 20, 2014 at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-317-0790 or toll free 1-877-870-4263. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 9:00 a.m. March 7, 2014, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10040497) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is one of the world’s largest Business Transformation Organizations that utilizes technology, marketing communications, data analytics, insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, and worldwide.

MDC Partners’ durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three and twelve months ended December 31, 2013 and 2012; and (2) presenting Free Cash Flow for the three and twelve months ended December 31, 2013 and 2012. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures. In addition, Net Debt is defined in our credit facility as debt due pertaining to the revolving credit facility plus debt pertaining to the Senior Notes less total cash and cash equivalents.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended December 31,		The Year Ended December 31,
	2013	2012	2013	2012

Revenue	$307,076	$292,640	$1,148,881	$1,063,265

Operating Expenses:
Cost of services sold	197,755	194,337	754,494	733,800
Office and general expenses	169,746	95,018	386,779	299,599
Depreciation and amortization	11,171	10,197	39,600	45,792
	378,672	299,552	1,180,873	1,079,191

Operating loss	(71,596)	(6,912)	(31,992)	(15,926)

Other Income (Expenses):
Other, net	(4,551)	384	(3,006)	(859)
Interest expense and finance charges	(11,842)	(12,151)	(45,234)	(46,571)
Loss on Redemption of Notes	-	-	(55,588)	-
Interest income	28	124	230	381

Loss from continuing operations before income taxes
and equity in affiliates	(87,961)	(18,555)	(135,590)	(62,975)

Income tax expense (benefit)	3,898	3,539	(4,291)	9,553

Loss from continuing operations before equity in affiliates	(91,859)	(22,094)	(131,299)	(72,528)
Equity in earnings of non-consolidated affiliates	85	234	281	633

Loss from continuing operations	(91,774)	(21,860)	(131,018)	(71,895)
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(493)	(1,096)	(11,384)	(6,681)
Net loss	(92,267)	(22,956)	(142,402)	(78,576)
Net income attributable to the noncontrolling interests	(2,054)	(1,592)	(6,461)	(6,863)
Net loss attributable to MDC Partners Inc.	$(94,321)	$(24,548)	$(148,863)	$(85,439)

Loss Per Common Share:
Basic and Diluted:
Loss from continuing operations attributable to MDC
Partners Inc. common shareholders	$(1.98)	$(0.50)	$(2.92)	$(1.71)
Discontinued operations attributable to MDC
Partners Inc. common shareholders	$(0.01)	$(0.02)	$(0.24)	$(0.14)
Loss attributable to MDC Partners Inc.
common shareholders	$(1.99)	$(0.52)	$(3.16)	$(1.85)

Weighted Average Number of Common Shares:
Basic and Diluted	47,272,986	46,629,050	47,108,406	46,090,160

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2013

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$217,899	$89,177	-	$307,076

Operating profit (loss) as reported	$6,570	$1,037	$(79,203)	$(71,596)
margin	3.0%	1.2%		-23.3%

Add:
Depreciation and amortization	6,386	4,380	405	11,171
Stock-based compensation	2,434	920	60,361	63,715
Acquisition deal costs	123	88	425	636
Deferred acquisition consideration adjustments to P&L	27,601	2,913	-	30,514
One time incentive	-	-	9,649	9,649
Profit distributions from affiliates	-	-	517	517

EBITDA *	$43,114	$9,338	$(7,846)	$44,606
margin	19.8%	10.5%		14.5%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments one time incentive and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$200,155	$92,485	-	$292,640

Operating profit (loss) as reported	$909	$165	$(7,986)	$(6,912)
margin	0.5%	0.2%		-2.4%

Add:
Depreciation and amortization	5,658	4,204	335	10,197
Stock-based compensation	2,584	2,640	603	5,827
Acquisition deal costs	88	34	761	883
Deferred acquisition consideration adjustments to P&L	29,882	3,019	-	32,901
Profit distributions from affiliates	-	-	746	746

EBITDA*	$39,121	$10,062	$(5,541)	$43,642
margin	19.5%	10.9%		14.9%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, one time incentive and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Year Ended December 31, 2013

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$805,439	$343,442	-	$1,148,881

Operating profit (loss) as reported	$85,336	$10,780	$(128,108)	$(31,992)
margin	10.6%	3.1%		-2.8%

Add:
Depreciation and amortization	23,720	14,486	1,394	39,600
Stock-based compensation	7,249	3,425	89,731	100,405
Acquisition deal costs	323	332	1,419	2,074
Deferred acquisition consideration adjustments to P&L	35,911	3	-	35,914
One time incentive	-	-	9,649	9,649
Profit distributions from affiliates	-	-	3,761	3,761

EBITDA *	$152,539	$29,026	$(22,154)	$159,411
margin	18.9%	8.5%		13.9%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, one time incentive and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Year Ended December 31, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$719,364	$343,901	-	$1,063,265

Operating profit (loss) as reported	$24,090	$173	$(40,189)	$(15,926)
margin	3.3%	0.1%		-1.5%

Add:
Depreciation and amortization	27,260	17,190	1,342	45,792
Stock-based compensation	9,186	8,227	14,784	32,197
Acquisition deal costs	951	482	1,931	3,364
Deferred acquisition consideration adjustments to P&L	47,702	5,325	-	53,027
Profit distributions from affiliates	-	-	1,288	1,288

EBITDA*	$109,189	$31,397	$(20,844)	$119,742
margin	15.2%	9.1%		11.3%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, one time incentive and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s)

	Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Cash Flows Provided by Continuing Operating Activities	$(51,073)	$61,577	$62,092	$80,929
Cash Settlement of Stock Appreciation Rights	77,967	-	77,967	-

Adjusted Cash Flows Provided by Continuing Operating Activities	$26,894	$61,577	$140,059	$80,929
Distributions	517	746	3,761	1,288
Interest Expense, Net	11,814	12,027	45,004	46,190
Changes in Working Capital	(8,556)	(39,935)	(52,292)	(18,494)
Changes in Non-Current Assets & Liabilities	935	9,112	9,835	7,897
One Time Incentive	9,649	-	9,649	-
Other	3,353	115	3,395	1,932

EBITDA	$44,606	$43,642	$159,411	$119,742
Net Income Attributable to Noncontrolling Interests	(2,054)	(1,592)	(6,461)	(6,863)
Capital Expenditures, net (1)	(4,985)	(5,546)	(18,591)	(19,206)
Cash Taxes	(364)	(317)	(919)	(1,236)
Cash Interest, net & Other (2)	(11,359)	(12,070)	(41,889)	(42,134)

Free Cash Flow (3)	$25,844	$24,117	$91,551	$50,303

(1) Capital Expenditures, net represents capital expenditures net of landlord reimbursements.

(2) Cash Interest, net & Other represents the quarterly accrual of cash interest under our Senior Notes.

(3) Free Cash Flow is a non-GAAP measures. As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less cash taxes, less net cash interest (including interest paid and other).

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	December 31,
	2013	2012

Assets
Current Assets:
Cash and cash equivalents	$102,007	$60,330
Accounts receivable, net	309,796	326,087
Expenditures billable to clients	63,246	58,842
Other current assets	25,458	16,892
Total Current Assets	500,507	462,151

Fixed assets, net	52,071	52,914
Investment in affiliates	275	-
Goodwill	744,333	720,071
Other intangible assets, net	56,262	63,243
Deferred tax assets	21,131	9,332
Other assets	50,648	37,234
Total Assets	$1,425,227	$1,344,945

Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit
Current Liabilities:
Accounts payable	$246,694	$356,847
Accruals and other liabilities	240,580	93,895
Advance billings	149,540	131,908
Current portion of long term debt	467	1,858
Current portion of deferred acquisition consideration	53,041	104,325
Total Current Liabilities	690,322	688,833

Long-term debt	664,661	429,845
Long-term portion of deferred acquisition consideration	100,872	92,121
Other liabilities	34,430	47,985
Deferred tax liabilities	63,020	53,018
Total Liabilities	1,553,305	1,311,802

Redeemable Noncontrolling Interests	148,534	117,953

Shareholders' Deficit
Common shares	262,656	253,870
Shares to be issued	424	424
Charges in excess of capital	(126,352)	(72,913)
Accumulated deficit	(465,576)	(316,713)
Stock subscription receivable	(55)	(55)
Accumulated other comprehensive loss	(797)	(7,445)
MDC Partners Inc. Shareholders' Deficit	(329,700)	(142,832)
Noncontrolling Interests	53,088	58,022
Total Shareholders' Deficit	(276,612)	(84,810)

Total Liabilities, Redeemable Noncontrolling
Interests and Shareholders' Deficit	$1,425,227	$1,344,945

SCHEDULE 6

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	The Year Ended December 31,
	2013	2012

Cash flows provided by continuing operating activities	$62,092	$80,929
Discontinued operations	(2,793)	(4,626)
Net cash provided by operating activities	59,299	76,303

Cash flows provided by (used in) continuing investing activities	(30,113)	9,838
Discontinued operations	(11)	(2,027)
Net cash provided by (used in) investing activities	(30,124)	7,811

Net cash used in continuing financing activities	10,492	(31,858)

Effect of exchange rate changes on cash and cash equivalents	2,010	(23)

Net increase in cash and cash equivalents	$41,677	$52,233